Exhibit 99.1
Chain Bridge Bancorp, Inc. Reports Second Quarter 2025 Financial Results
McLean, Virginia — July 28, 2025
Chain Bridge Bancorp, Inc. (NYSE: CBNA) (the “Company”), the holding company for Chain Bridge Bank, N.A. (the “Bank”), today announced financial results for the second quarter of 2025 and the six months ended June 30, 2025.
Peter G. Fitzgerald, Chairman of Chain Bridge Bancorp, Inc., commented:
“The second quarter began with deposit outflows from political organization accounts, as described in our first quarter earnings release. Deposits then increased by $179.8 million from April 16 through June 30, ending the quarter at $1.3 billion. The Company reported net income of $4.6 million, or $0.70 per basic and diluted share, for the quarter. On June 30, FTSE Russell added Chain Bridge Bancorp, Inc. to the Russell 3000® Index, among others, as part of the indices’ annual reconstitution.”
Second Quarter 2025 Financial Highlights (Three Months Ended June 30, 2025):
•Consolidated Net Income: $4.6 million
•Earnings Per Share: $0.70 per basic and diluted common share outstanding
•Return on Average Equity: 11.93% (on an annualized basis)
•Return on Average Assets: 1.30% (on an annualized basis)
•Book Value Per Share: $23.92
Year-to-Date 2025 Financial Highlights (Six Months Ended June 30, 2025):
•Consolidated Net Income: $10.2 million
•Earnings Per Share: $1.55 per basic and diluted common share outstanding
•Return on Average Equity: 13.61% (on an annualized basis)
•Return on Average Assets: 1.37% (on an annualized basis)

Financial Performance
For the quarter ended June 30, 2025, the Company reported net income of $4.6 million, compared to $5.6 million for the quarter ended March 31, 2025 and $5.8 million for the quarter ended June 30, 2024. Earnings per share (“EPS”) was $0.70 for the quarter ended June 30, 2025, compared to $0.85 for the quarter ended March 31, 2025 and $1.27 for the quarter ended June 30, 2024.

The sequential decline in net income was primarily attributable to lower interest income following deposit outflows from political organization accounts early in the second quarter. These outflows occurred after elevated deposit inflows during the first quarter of 2025, the size and timing of which differed from prior post-election periods. See the section titled “Political Deposit Trends” for more information. During the first quarter, excess balances were held in interest-bearing reserves at the Federal Reserve and short-term U.S. Treasury securities. As these balances declined, interest income adjusted accordingly.
Total consolidated deposits were $1.3 billion as of June 30, 2025, compared to $1.6 billion at March 31, 2025. IntraFi Cash Service® (ICS®) One-Way Sell® deposits increased to $121.2 million from $93.2 million in the prior quarter. As discussed further under “Political Deposit Trends,” deposit balances declined due to significant deposit outflows across six political organization clients early in the quarter, which were partially offset by increases in deposits during the latter portion of the quarter.
Compared to the second quarter of 2024, net income was $1.2 million lower, due primarily to a reduction in deposit placement services income, driven by a shift of One-Way Sell® deposits onto the balance sheet, and lower overall deposit levels, reflecting the comparison of a non-election year to elevated deposit activity during the 2024 federal election cycle.
Net income increased to $10.2 million for the six months ended June 30, 2025, from $9.7 million for the same period in 2024, driven by a $6.3 million increase in net interest income. Higher average deposit balances, particularly in the first quarter of 2025, supported growth in the investment securities portfolio, and increased cash held at the Federal Reserve. These increases were partially offset by a $2.8 million decrease in noninterest income, due to changes in One-Way Sell® deposit activity and increased use of reciprocal ICS® deposits, as well as a $3.0 million increase in noninterest expenses primarily related to operating as a public company.
Earnings per share for the first half of 2025 were $1.55, compared to $2.13 for the same period in 2024. The year-over-year decline in EPS was due to the increase in shares outstanding following the Company’s initial public offering (“IPO”) in October 2024, through which it issued 1,992,897 shares of Class A common stock.
Book Value Per Share
As of June 30, 2025, book value per share (“BVPS”) was $23.92, compared to $21.98 at December 31, 2024 and $20.57 at June 30, 2024.
During the first six months of 2025, stockholders’ equity increased by $12.7 million, driven primarily by earnings. The increase also reflected a $2.5 million reduction in accumulated other comprehensive loss, resulting from an increase in the fair value of the available-for-sale investment securities portfolio, net of tax. This improvement was attributable to fluctuations in market interest rates during the first six months of 2025, as well as the effects of existing securities converging toward their par values.
The year-over-year increase in stockholders’ equity of $63.0 million was due to $21.4 million in earnings retained during the period, $36.5 million in net proceeds from the Company’s IPO in October 2024 and the related over-allotment exercise in November 2024, and a $5.0 million reduction in accumulated other comprehensive loss attributable to improvements in the fair value of available-for-

sale investment securities, net of tax. These additions, which augmented the Company’s BVPS, were partially offset by the issuance of 1,992,897 shares of Class A common stock in conjunction with the IPO, and resulted in a net increase to BVPS from $20.57 at June 30, 2024 to $23.92 at June 30, 2025.
Interest Income and Net Interest Margin
Net interest income for the second quarter of 2025 was $11.8 million, compared to $13.8 million in the first quarter of 2025 and $10.6 million in the second quarter of 2024. The net interest margin was 3.39% in the second quarter of 2025, compared to 3.56% in the first quarter of 2025 and 3.43% in the second quarter of 2024.
The decline in net interest income and net interest margin from the preceding quarter was primarily driven by a reduction in average balances held in interest-bearing deposits at other banks, particularly at the Federal Reserve, following outflows from political organization deposit accounts early in the quarter. In the prior quarter, these accounts had contributed meaningfully to interest income, as their temporarily elevated balances were invested in liquid, interest-earning instruments such as Federal Reserve balances and short-term U.S. Treasury securities. As those balances normalized, interest income declined accordingly.
An increase in the average size and yield of the investment securities portfolio, which was partially offset by a decrease in the average balance and yield of interest-bearing deposits held in other banks, caused net interest income to increase from $10.6 million during the three months ended June 30, 2024 to $11.8 million during the same period of 2025. Despite improvements in the yield of the investment securities portfolio, the 100 basis point reduction of the Federal Reserve’s interest on reserves rate ultimately contributed to a decline in the net interest margin from 3.43% during the three months ended June 30, 2024 to 3.39% during the same period in 2025.
During the six months ended June 30, 2025 the Company reported increases in both net interest income and net interest margin compared to the same period in 2024. Net interest income for the six months ended June 30, 2025 was $25.6 million, with a net interest margin of 3.48%, compared to $19.4 million and 3.30%, respectively, during the six months ended June 30, 2024. The increase was primarily attributable to the Company’s reinvestment of maturing securities into higher-yielding taxable investment securities, and to the deployment of higher first-quarter 2025 deposit balances — largely from political organization clients — into interest bearing deposits at the Federal Reserve and short-term investment securities.
Noninterest Income
Noninterest income for the second quarter of 2025 was $828 thousand, compared to $695 thousand in the first quarter of 2025 and $2.6 million for the second quarter of 2024. For the six months ended June 30, 2025, noninterest income was $1.5 million, compared to $4.3 million during the same period in 2024. The year-over-year changes compared to the three and six months ended June 30, 2024 were primarily due to lower deposit placement services income from One-Way Sell® deposits placed through the ICS® network. The changes reflect an increase in the Bank’s capital levels following the Company’s IPO, which permitted a greater portion of deposits to be retained on the balance sheet as reciprocal deposits, as well as the shifts in the composition and activity of the Bank’s political organization deposit base. Changes in One-Way Sell® balances were consistent with typical seasonal patterns associated with federal election cycles.

Noninterest Expenses
Total noninterest expense for the second quarter of 2025 was $7.2 million, compared to $7.6 million in the first quarter of 2025 and $6.0 million in the second quarter of 2024. For the six months ended June 30, 2025, noninterest expense was $14.7 million, compared to $11.7 million during the same period in 2024. The increases in noninterest expense compared to three and six months ended June 30, 2024 were primarily attributable to higher salaries, as well as increased professional services and insurance expenses, reflecting the Company’s expanding operations and the infrastructure required to support its public company operations. While salaries and employee benefits expense decreased $278 thousand between the first and second quarters of 2025, contributing to the overall decline in noninterest expense, this change was attributable to the timing of vacancies and incentive compensation accruals, and does not reflect a reduction in the Company’s overall workforce.
Balance Sheet & Related Highlights
As of June 30, 2025:
•Total assets were $1.4 billion, consistent with levels reported as of December 31, 2024 and June 30, 2024.
•Total deposits were $1.3 billion, compared to $1.2 billion as of December 31, 2024, and $1.3 billion as of June 30, 2024.
•Total ICS® One-Way Sell® deposits were $121.2 million, compared to $63.3 million as of December 31, 2024, and $499.2 million as of June 30, 2024.
•Interest-bearing reserves held at the Federal Reserve were $364.8 million, compared to $406.7 million as of December 31, 2024 and $471.2 million as of June 30, 2024.
•Total loans held for investment, net of the allowance for credit losses, were $283.6 million, compared to $308.8 million as of December 31, 2024, and $300.4 million as of June 30, 2024.
•The loan-to-deposit ratio was 22.45% compared to 25.09% as of December 31, 2024, and 23.42% as of June 30, 2024.
•The ratio of non-performing assets to total assets remained at 0.00%, unchanged from December 31, 2024 and June 30, 2024.
Liquidity
As of June 30, 2025, the Company’s liquidity ratio was 88.21%, compared to 89.14% at March 31, 2025 and 82.64% at June 30, 2024. The liquidity ratio is calculated as the sum of cash and cash equivalents plus unpledged securities classified as investment grade, divided by total liabilities. Cash, cash equivalents, and unpledged securities totaled $1.1 billion, $1.4 billion and $1.1 billion, respectively, at June 30, 2025, March 31, 2025 and June 30, 2024.

Capital
As of June 30, 2025, the Company’s tangible common equity to tangible total assets ratio was 10.86%, compared to 8.77% at March 31, 2025 and 6.66% at June 30, 2024. The ratio, which is calculated in accordance with GAAP, represents the ratio of common equity to total assets. The Company did not have any goodwill or other intangible assets for the periods presented. The quarter-over-quarter change in this ratio reflects a $281.8 million decline in total assets, as well as the increase in total equity in the second quarter of 2025, arising from retained earnings and a reduction in accumulated other comprehensive loss. In addition to retained earnings growth and a reduction of accumulated other comprehensive loss, the year-over-year increase reflects the net proceeds raised through the IPO and the subsequent partial exercise of the underwriters’ over-allotment option.
As of June 30, 2025, the Company reported a Tier 1 leverage ratio of 11.45%, a Tier 1 risk-based capital ratio of 43.48%, and a total risk-based capital ratio of 44.64%. As of March 31, 2025, the Company reported a Tier 1 leverage ratio of 9.88%, a Tier 1 risk-based capital ratio of 40.24% and a total risk-based capital ratio of 41.43%. As of June 30, 2024, the Company’s Tier 1 leverage ratio stood at 8.30%, the Tier 1 risk-based capital ratio at 26.27% and the total risk-based capital ratio at 27.42%. The quarter-over-quarter increases reflect the reduction in total assets associated with deposit outflows experienced early in the second quarter, as well as additional equity provided by earnings. In addition to a year’s accretion of earnings to capital and a reduction in the unrealized fair value loss attributed to the available for sale bond portfolio, the year-over-year increases reflect the equity raised through the IPO and the subsequent partial exercise of the underwriters’ over-allotment option.
Trust & Wealth Department
As of June 30, 2025, the Trust & Wealth Department oversaw total assets under administration (“AUA”) of $445.4 million, which included $158.1 million in assets under management (“AUM”) and $287.3 million in assets under custody (“AUC”). This compares to $409.4 million in AUA as of March 31, 2025, which included $137.8 million in AUM and $271.6 million in AUC. As of June 30, 2024, AUA stood at $364.0 million, including $98.0 million in AUM and $266.0 million in AUC. The increases in AUA from both the prior quarter and prior year primarily reflect account growth, asset inflows, and the impact of market performance. AUA are not captured on the consolidated balance sheets.
Trust and wealth management income, which has increased commensurately with changes in AUA, was $305 thousand in the second quarter of 2025, compared to $270 thousand in the first quarter of 2025 and $239 thousand in the second quarter of 2024.
Political Deposit Trends
As of June 30, 2025, total consolidated deposits were $1.3 billion, compared to $1.6 billion as of March 31, 2025. During the first quarter of 2025, the Company experienced a material increase in deposits from certain political organization clients, primarily attributable to a post-election surge in deposits following the November 2024 federal elections. At March 31, 2025, three political organization accounts each held more than 5% of total consolidated deposits. In aggregate, those three accounts totaled $472.0 million and represented 30.1% of consolidated total deposits.

Although political organization balances have historically tended to rebuild gradually in the quarters following a federal election, the timing and concentration of deposit inflows during the first quarter of 2025 differed from prior cycles. The Company treated these inflows as potentially temporary and maintained the balances in cash reserves held at the Federal Reserve and short-term U.S. Treasury securities that matured during the quarter.
On April 15, 2025, the Company experienced outflows of approximately $506.5 million across six political organization accounts, including the three that exceeded the 5% threshold at March 31, 2025. Following these outflows, total consolidated deposits were $1.1 billion at the close of that day. The resulting reduction in average balances contributed to the quarter-over-quarter decrease in net interest income.
Despite early-second quarter outflows, deposit levels increased during the remainder of the quarter. Total consolidated deposits rose by $179.8 million between April 15, 2025 and June 30, 2025, ending the quarter at $1.3 billion. As of June 30, 2025, two political organization accounts individually exceeded 5% of total consolidated deposits.
For additional information regarding the risks associated with our political organization deposits and deposit concentrations, see the risk factors described under the headings “Our deposits are concentrated in political organizations” and “Our deposit base is concentrated among a small number of clients” in Part I, Item 1A (“Risk Factors”) in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
About Chain Bridge Bancorp, Inc.:
Chain Bridge Bancorp, Inc., a Delaware corporation, is the registered bank holding company for Chain Bridge Bank, National Association. Chain Bridge Bancorp, Inc. is regulated and supervised by the Federal Reserve under the Bank Holding Company Act of 1956, as amended. Chain Bridge Bank, National Association is a national banking association, chartered under the National Bank Act, and is subject to primary regulation, supervision, and examination by the Office of the Comptroller of the Currency. Chain Bridge Bank, National Association is a member of the Federal Deposit Insurance Corporation and provides banking, trust, and wealth management services. For more information, please visit our investor relations website at https://ir.chainbridgebank.com.
Investor Relations:
Hilary Albrecht
Senior Vice President, Corporate Secretary and Counsel
Chain Bridge Bancorp, Inc.
IR@chainbridgebank.com
(703) 748-3427

Cautionary Note Regarding Forward-Looking Statements
This communication contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements involve risks and uncertainties. You should not place undue reliance on forward-looking statements because they are subject to numerous uncertainties and factors relating to our operations and business, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other variations or comparable terminology and expressions. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, new information, the occurrence of unanticipated events, or otherwise, except as required by law.

Forward-looking statements include, among other things, statements relating to: (i) changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks or similar organizations, including the effects of United States federal government spending and tariffs; (ii) the level of, or changes in the level of, interest rates and inflation, including the effects on our net interest income, noninterest income, and the market value of our investment and loan portfolios; (iii) the level and composition of our deposits, including our ability to attract and retain, and the seasonality of, client deposits, including those in the ICS® network, as well as the amount and timing of deposit inflows and outflows and the concentration of our deposits; (iv) our future net interest margin, net interest income, net income, and return on equity; (v) our political organization clients’ fundraising and disbursement activities; (vi) the level and composition of our loan portfolio, including our ability to maintain the credit quality of our loan portfolio; (vii) current and future business, economic and market conditions in the United States generally or in the Washington, D.C. metropolitan area in particular; (viii) the effects of disruptions or instability in the financial system, including as a result of the failure of a financial institution or other participants in it, or geopolitical instability, including war, terrorist attacks, pandemics and man-made and natural disasters; (ix) the impact of, and changes, in applicable laws, regulations, regulatory expectations and accounting standards and policies; (x) our likelihood of success in, and the impact of, legal, regulatory or other actions, investigations or proceedings related to our business; (xi) adverse publicity or reputational harm to us, our senior officers, directors, employees or clients; (xii) our ability to effectively execute our growth plans or other initiatives; (xiii) changes in demand for our products and services; (xiv) our levels of, and access to, sources of liquidity and capital; (xv) the ability to attract and retain essential personnel or changes in our essential personnel; (xvi) our ability to effectively compete with banks, nonbank financial institutions, and financial technology firms and the effects of competition in the financial services industry on our business; (xvii) the effectiveness of our risk management and internal disclosure controls and procedures; (xviii) any failure or interruption of our information and technology systems, including any components provided by a third party; (xix) our ability to identify and address cybersecurity threats and breaches; (xx) our ability to keep pace with technological changes; (xxi) our ability to receive dividends from the Bank and satisfy our obligations as they become due; (xxii) the incremental costs of operating as a public company; (xxiii) our ability to meet our obligations as a public company, including our obligation under Section 404 of the Sarbanes-Oxley Act; and (xxiv) the effect of our dual-class structure and the concentrated ownership of our

Class B common stock, including beneficial ownership of our shares by members of the Fitzgerald Family.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including the risks described in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2024, available at the Securities and Exchange Commission’s website (www.sec.gov).

Chain Bridge Bancorp, Inc. and Subsidiary Consolidated Financial Highlights (Dollars in thousands, except per share data) (unaudited)
	As of or For the Three Months Ended			As of or For the Six Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024

Key Performance Indicators
Net income	$4,584	$5,607	$5,805	$10,191	$9,722
Return on average assets [1]	1.30%	1.43%	1.87%	1.37%	1.64%
Return on average risk-weighted assets [1,2]	4.79%	5.74%	5.77%	5.28%	4.81%
Return on average equity [1]	11.93%	15.39%	25.82%	13.61%	22.20%
Yield on average interest-earning assets [1,3]	3.67%	3.79%	3.73%	3.73%	3.61%
Cost of funds [1,4]	0.31%	0.25%	0.32%	0.28%	0.33%
Net interest margin [1,5]	3.39%	3.56%	3.43%	3.48%	3.30%
Efficiency ratio [6]	56.71%	52.06%	45.48%	54.22%	49.68%

Balance Sheet and Other Highlights
Total assets	$1,445,127	$1,726,860	$1,412,017	$1,445,127	$1,412,017
Interest-bearing reserves held at the Federal Reserve[7]	364,841	620,270	471,170	364,841	471,170
Total debt securities [8]	758,497	774,605	600,739	758,497	600,739
U.S. Treasury securities [8]	426,193	437,950	244,246	426,193	244,246
Total gross loans [9]	287,813	302,002	305,305	287,813	305,305
Total deposits	1,281,915	1,568,392	1,303,340	1,281,915	1,303,340

ICS® One-Way Sell® Deposits
Total ICS® One-Way Sell® Deposits [10]	$121,171	$93,189	$499,247	$121,171	$499,247

Fiduciary Assets
Trust & Wealth Department: Total assets under administration (AUA)	$445,364	$409,389	$364,020	$445,364	$364,020
Assets under management (AUM)	158,082	137,823	98,035	158,082	98,035
Assets under custody (AUC)	287,282	271,566	265,985	287,282	265,985

Liquidity & Asset Quality Metrics
Liquidity ratio [11]	88.21%	89.14%	82.64%	88.21%	82.64%
Loan-to-deposit ratio	22.45%	19.26%	23.42%	22.45%	23.42%
Non-performing assets to total assets	—%	—%	—%	—%	—%
Net charge offs (recoveries) / average loans outstanding	—%	—%	—%	—%	—%
Allowance for credit losses on loans to gross loans outstanding	1.46%	1.48%	1.42%	1.46%	1.42%
Allowance for credit losses on held to maturity securities /gross held to maturity securities	0.05%	0.06%	0.08%	0.05%	0.08%
1 Ratios for interim periods are presented on an annualized basis.
2 Return on average risk-weighted assets is calculated as net income divided by average risk-weighted assets. Average risk-weighted assets are calculated using the last two quarter ends with respect to the three-month periods presented, and the last three quarter ends with respect to the six-month periods presented.
3 Yield on average interest-earning assets is calculated as total interest and dividend income divided by average interest-earning assets.
4 Cost of funds is calculated as total interest expense divided by the sum of average total interest-bearing liabilities and average demand deposits.
5 Net interest margin is net interest income expressed as a percentage of average interest-earning assets.
6 Efficiency ratio is calculated as non-interest expense divided by the sum of net interest income and non-interest income.
7 Included in “interest-bearing deposits in other banks” on the consolidated balance sheets.
8 Total debt securities and U.S. Treasury securities are calculated as the sum of securities available for sale (AFS) and securities held to maturity (HTM). AFS securities are reported at fair value, and held to maturity securities are reported at carrying value, net of allowance for credit losses.
9 Includes loans held for sale.
10 IntraFi Cash Service® (ICS®) One-Way Sell® are deposits placed at other banks through the ICS® network. One-Way Sell® deposits are not included in the total deposits on the Company’s consolidated balance sheets. The Bank has the flexibility, subject to the terms and conditions of the IntraFi Participating Institution Agreement, to convert these One-Way Sell® deposits into reciprocal deposits which would then appear on the Company’s consolidated balance sheets.
11 Liquidity ratio is calculated as the sum of cash and cash equivalents and unpledged investment grade securities, expressed as a percentage of total liabilities.

Chain Bridge Bancorp, Inc. and Subsidiary Consolidated Financial Highlights (Dollars in thousands, except per share data) (unaudited)
	As of or For the Three Months Ended			As of or For the Six Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Capital Information [12]
Tangible common equity to tangible total assets ratio [13]	10.86%	8.77%	6.66%	10.86%	6.66%
Tier 1 capital	$162,682	$158,098	$104,736	$162,683	$104,736
Tier 1 leverage ratio	11.45%	9.88%	8.30%	11.45%	8.30%
Tier 1 risk-based capital ratio	43.48%	40.24%	26.27%	43.48%	26.27%
Total regulatory capital	$167,019	$162,748	$109,321	$167,019	$109,321
Total risk-based regulatory capital ratio	44.64%	41.43%	27.42%	44.64%	27.42%
Double leverage ratio [14]	91.50%	91.41%	110.56%	91.50%	110.56%

Chain Bridge Bancorp, Inc. Share Information (as adjusted for Reclassification)[15]
Number of shares outstanding	6,561,817	6,561,817	4,568,920	6,561,817	4,568,920
Class A number of shares outstanding	3,143,846	3,119,317	—	3,143,846	—
Class B number of shares outstanding	3,417,971	3,442,500	4,568,920	3,417,971	4,568,920
Book value per share	$23.92	$23.09	$20.57	$23.92	$20.57
Earnings per share, basic and diluted	$0.70	$0.85	$1.27	$1.55	$2.13

12 Company-level capital information is calculated in accordance with banking regulatory accounting principles specified by regulatory agencies for supervisory reporting purposes.
13 The ratio of tangible common equity to tangible total assets is calculated in accordance with GAAP and represents common equity divided by total assets. The Company did not have any goodwill or other intangible assets for the periods presented.
14 Double leverage ratio represents Chain Bridge Bancorp, Inc.’s investment in Chain Bridge Bank, N.A. divided by Chain Bridge Bancorp, Inc.’s consolidated equity.
15 On October 3, 2024, the Company filed an Amended and Restated Certification of Incorporation with the Secretary of State of the State of Delaware, which reclassified and converted each outstanding share of the Company's existing common stock, par value $1.00 per share into 170 shares of Class B Common Stock (the "Reclassification"). Historical share information is presented on an as adjusted basis giving effect to the Reclassification. The number of basic and diluted weighted average shares used in computing earnings per share are the same because there are no potentially dilutive instruments.

Chain Bridge Bancorp, Inc. and Subsidiary Consolidated Balance Sheets (Dollars in thousands, except per share data) (unaudited)
	June 30, 2025	December 31, 2024[16]	June 30, 2024
Assets
Cash and due from banks	$11,586	$3,056	$13,503
Interest-bearing deposits in other banks	365,678	407,683	474,522
Total cash and cash equivalents	377,264	410,739	488,025
Securities available for sale, at fair value	469,292	358,329	292,770
Securities held to maturity, at carrying value, net of allowance for credit losses of $144, $202, and $248 respectively (fair value of $274,066, $278,951 and $282,208, respectively)	289,205	300,451	307,969
Equity securities, at fair value	532	515	505
Restricted securities, at cost	3,383	2,886	2,736
Loans held for sale	—	316	590
Loans, net of allowance for credit losses of $4,193, $4,514 and $4,337, respectively	283,620	308,773	300,378
Premises and equipment, net of accumulated depreciation of $7,523, $7,285, and $7,042, respectively	11,858	9,587	9,706
Accrued interest receivable	5,357	4,231	4,438
Other assets	4,616	5,297	4,900
Total assets	$1,445,127	$1,401,124	$1,412,017
Liabilities and stockholders’ equity
Liabilities
Deposits:
Noninterest-bearing	$894,968	$913,379	$1,078,145
Savings, interest-bearing checking and money market accounts	376,961	324,845	213,124
Time, $250 and over	5,032	6,510	6,559
Other time	4,954	5,201	5,512
Total deposits	1,281,915	1,249,935	1,303,340
Short-term borrowings	—	—	10,000
Accrued interest payable	82	46	91
Accrued expenses and other liabilities	6,182	6,897	4,593
Total liabilities	1,288,179	1,256,878	1,318,024
Commitments and contingencies
Stockholders’ equity
Preferred Stock: [17]
No par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—	—
Class A Common Stock: [17]
$0.01 par value, 20,000,000 shares authorized, 3,143,846, 3,049,447, and no shares issued and outstanding, respectively	31	30	—
Class B Common Stock: [17]
$0.01 par value, 10,000,000 shares authorized, 3,417,971, 3,512,370, and 4,568,920 shares issued and outstanding, respectively	34	35	46
Additional paid-in capital	74,785	74,785	38,276
Retained earnings	87,832	77,641	66,414
Accumulated other comprehensive loss	(5,734)	(8,245)	(10,743)
Total stockholders’ equity	156,948	144,246	93,993
Total liabilities and stockholders’ equity	$1,445,127	$1,401,124	$1,412,017
16 Derived from audited financial statements.
17 On October 3, 2024, the Company filed an Amended and Restated Certification of Incorporation with the Secretary of State of the State of Delaware, which reclassified and converted each outstanding share of the Company's existing common stock, into 170 shares of Class B Common Stock (the “Reclassification”). The Reclassification also authorized 20,000,000 shares of Class A Common Stock, and 10,000,000 shares of Preferred Stock. Historical share information is presented on an as adjusted basis giving effect to the Reclassification. All shares and balances from previously held common stock are reflected in Class B Common Stock.

Chain Bridge Bancorp, Inc. and Subsidiary
Consolidated Statements of Income
(Dollars in thousands, except per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Interest and dividend income
Interest and fees on loans	$3,356	$3,589	$3,391	$6,945	$6,671
Interest and dividends on securities, taxable	5,274	4,607	2,872	9,881	5,738
Interest on securities, tax-exempt	279	282	285	561	579
Interest on interest-bearing deposits in banks	3,856	6,263	4,943	10,119	8,202
Total interest and dividend income	12,765	14,741	11,491	27,506	21,190
Interest expense
Interest on deposits	971	893	815	1,864	1,623
Interest on short-term borrowings	—	—	102	—	201
Total interest expense	971	893	917	1,864	1,824
Net interest income	11,794	13,848	10,574	25,642	19,366
Provision for (recapture of) credit losses
Provision for (recapture of) loan credit losses	(283)	(38)	13	(321)	18
Provision for (recapture of) securities credit losses	(31)	(27)	(111)	(58)	(310)
Total provision for (recapture of) credit losses	(314)	(65)	(98)	(379)	(292)
Net interest income after provision for (recapture of) credit losses	12,108	13,913	10,672	26,021	19,658
Noninterest income
Trust and wealth management	305	270	239	575	426
Service charges on accounts	261	240	321	501	632
Deposit placement services	159	133	2,031	292	3,153
Gain on sale of mortgage loans	14	13	12	27	12
Other income	89	39	27	128	55
Total noninterest income	828	695	2,630	1,523	4,278
Noninterest expenses
Salaries and employee benefits	4,130	4,408	3,788	8,538	7,273
Professional services	801	893	483	1,694	948
Data processing and communication expenses	733	666	664	1,399	1,259
State franchise taxes	349	351	148	700	351
Occupancy and equipment expenses	258	251	237	509	512
FDIC and regulatory assessments	202	228	155	430	348
Insurance expenses	153	149	60	302	120
Directors fees	144	146	171	290	332
Other operating expenses	389	479	299	868	603
Total noninterest expenses	7,159	7,571	6,005	14,730	11,746
Net income before taxes	5,777	7,037	7,297	12,814	12,190
Income tax expense	1,193	1,430	1,492	2,623	2,468
Net income	$4,584	$5,607	$5,805	$10,191	$9,722
Earnings per common share, basic and diluted - Class A and Class B [18]	$0.70	$0.85	$1.27	$1.55	$2.13
Weighted average common shares outstanding, basic and diluted - Class A [18]	3,125,918	3,088,810	—	3,107,466	—
Weighted average common shares outstanding, basic and diluted - Class B [18]	3,435,899	3,473,007	4,568,920	3,454,351	4,568,791

18 Share information presented prior to the Reclassification date of October 3, 2024 gives effect to the Reclassification and attributes all earnings to Class B shares because no Class A shares were outstanding prior to the Reclassification. The number of basic and diluted shares are the same because there are no potentially dilutive instruments. Except in regard to voting and conversion rights, the rights of Class A Common Stock and Class B Common Stock are identical, and the classes rank equally and share ratably with regard to all other matters. Each share of Class B Common Stock is convertible at any time into one share of Class A Common Stock.

The following tables show the average outstanding balance of each principal category of our assets, liabilities and stockholders’ equity, together with the average yields on our interest-earning assets and the average costs of our interest-bearing liabilities for the periods indicated. Such yields and costs are calculated by dividing the annualized income or expense by the average daily balances of the corresponding assets or liabilities for the same period.

Chain Bridge Bancorp, Inc. and Subsidiary Average Balance Sheets, Interest, and Yields/Costs (unaudited)
	Three months ended
	June 30, 2025			March 31, 2025			June 30, 2024
($ in thousands)	Average balance	Interest	Average yield/cost	Average balance	Interest	Average yield/cost	Average balance	Interest	Average yield/cost
Assets:
Interest-earning assets:
Interest-bearing deposits in other banks	$345,579	$3,856	4.48%	$566,675	$6,263	4.48%	$361,990	$4,943	5.49%
Investment securities, taxable [19]	693,851	5,274	3.05%	639,825	4,607	2.92%	510,570	2,872	2.26%
Investment securities, tax-exempt [19]	62,566	279	1.79%	62,235	282	1.84%	63,391	285	1.81%
Loans	294,668	3,356	4.57%	308,741	3,589	4.71%	302,982	3,391	4.50%
Total interest-earning assets	1,396,664	12,765	3.67%	1,577,476	14,741	3.79%	1,238,933	11,491	3.73%
Less allowance for credit losses	(4,645)			(4,715)			(4,680)
Noninterest-earning assets	21,875			19,097			16,071
Total assets	$1,413,894			$1,591,858			$1,250,324
Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings, interest-bearing checking and money market	$351,742	$902	1.03%	$325,018	$817	1.02%	$209,463	715	1.37%
Time deposits	10,422	69	2.64%	11,438	76	2.69%	14,028	100	2.88%
Short term borrowings [20]	9	—	5.35%	—	—	—%	5,220	102	7.86%
Total interest-bearing liabilities	362,173	971	1.08%	336,456	893	1.08%	228,711	917	1.61%
Non-interest-bearing liabilities:
Demand deposits	890,971			1,100,966			926,289
Other liabilities	6,601			6,642			4,908
Total liabilities	1,259,745			1,444,064			1,159,908
Stockholders’ equity	154,149			147,794			90,416
Total liabilities and stockholders’ equity	$1,413,894			$1,591,858			$1,250,324
Net interest income		$11,794			$13,848			$10,574
Net interest margin			3.39%			3.56%			3.43%

Chain Bridge Bancorp, Inc. and Subsidiary Average Balance Sheets, Interest, and Yields/Costs (continued) (unaudited)
	Six months ended June 30,
	2025			2024
($ in thousands)	Average balance	Interest	Average yield/cost	Average balance	Interest	Average yield/cost
Assets:
Interest-earning assets:
Interest-bearing deposits in other banks	$455,516	$10,119	4.48%	$300,347	$8,202	5.49%
Investment securities, taxable [19]	665,902	9,881	2.99%	512,174	5,738	2.25%
Investment securities, tax-exempt [19]	63,487	561	1.78%	64,106	579	1.82%
Loans	301,666	6,945	4.64%	303,022	6,671	4.43%
Total interest-earning assets	1,486,571	27,506	3.73%	1,179,649	21,190	3.61%
Less allowance for credit losses	(4,680)			(4,676)
Noninterest-earning assets	20,493			15,445
Total assets	$1,502,384			$1,190,418
Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings, interest-bearing checking and money market	$338,454	$1,719	1.02%	$228,616	$1,406	1.24%
Time deposits	10,927	145	2.67%	14,934	217	2.92%
Short term borrowings [20]	4	—	5.35%	5,110	201	7.91%
Total interest-bearing liabilities	349,385	1,864	1.08%	248,660	1,824	1.48%
Non-interest-bearing liabilities:
Demand deposits	995,388			848,719
Other liabilities	6,621			4,976
Total liabilities	1,351,394			1,102,355
Stockholders’ equity	150,990			88,063
Total liabilities and stockholders’ equity	$1,502,384			$1,190,418
Net interest income		$25,642			$19,366
Net interest margin			3.48%			3.30%
19 Average balances for securities transferred from AFS to HTM at fair value are shown at carrying value. Average balances for AFS are shown at fair value, and all other HTM bonds are shown at amortized cost.
20 The yield for short term borrowings reflects interest expense incurred during the period. The amount of interest expense was less than our rounding threshold and is therefore displayed as $0.